Contact:  Martin Roenigk                          Stern & Co.
          443-831-6211                            Alex Singal
          mroenigk@compudyne.com                  212-888-0044
          www.compudyne.com                       asingal@sternco.com



             COMPUDYNE SELLS 1.08 MILLION NEW SHARES VIA PIPE;
   WILLIAM BLAIR FUND SELLS 1.37 MILLION SHARE POSITION TO INSTITUTIONS



HANOVER, MD   October 9, 2001 - CompuDyne Corp. (Nasdaq: CDCY), the

industry leader in sophisticated security products, integration and technology for the public security markets, announced today that it had sold 1.08 million new common shares in a Private Investment in Public

Equity ("PIPE") transaction.



The stock was sold at a price of $12.00 per share and will net the company approximately $12.0 million in new equity capital after fees and expenses. Purchasers were led by 14 institutional investors. The company intends to file with the Securities and Exchange Commission a resale registration statement on Form S-3 relating to the privately placed shares. The closing of the PIPE is expected to occur shortly after the

SEC informs the company of its willingness to declare the registration effective. The PIPE transaction requires that the purchasers commit to a price now but retain market risk until the registration statement is effective and their shares become marketable. The sale was arranged by

Friedman, Billings, Ramsey & Co., Inc. ("FBR"), the investment banking firm headquartered in Arlington, Virginia.




FBR also arranged for the sale, via the same PIPE transaction, of the approximately 1.37 million CompuDyne common shares and shares underlying warrants owned by William Blair Mezzanine Capital Partners II ("Blair").

Blair will realize $12.8 million from this sale and the company will realize $2.5 million in net capital proceeds from the Blair sale. In addition, the Company will realize approximately $1.0 million from the exercise of the Blair warrants.  In connection with the sale, and the expected subsequent retirement of the $9 million of 13.15% Subordinated

Debt held by Blair, David Jones of Blair will be leaving the CompuDyne

Board of Directors.



The common shares sold have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold absent registration or applicable exemption from registration. This release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of those securities in any state where such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of such state. Any offering of

CompuDyne shares under the resale registration statement will be made only by prospectus.




About CompuDyne

Ranked #61 among Forbes Magazine's "200 Best Small Companies" and #10 among Fortune Small Business' "FSB 100: America's Best Small Companies"; CompuDyne has six businesses; each with leading positions in physical and electronic security and technology-based solutions for the public security market. Norment Security Group is the world's largest supplier of physical and electronic security products, as well as integration and maintenance services, to the corrections and courthouse markets. Norshield Security Products is the largest provider of bullet, blast and attack resistant products to U.S. embassies, banks, courthouses and other highly secured facilities in the U.S. and around the world. Quanta Systems and its Data Control Systems division is a supplier of security and specialty engineering services and telecommunications products to the military, intelligence and commercial markets. Sysco and CorrLogic sell large-scale software products for access control, alarm monitoring, computer network security, and institutional management solutions. Fiber SenSys designs and manufactures fiber-optic sensors and related systems using optical fiber, proprietary optics and digital signal processing. CompuDyne also has an investment in, and has initiated a full merger with, Tiburon Inc. Tiburon has developed, implemented, and supported automated information solutions for public safety and justice agencies worldwide since 1980. With more than 400 government agencies supported by 250 employees from nine offices across the United States, Tiburon is believed to be the largest participant in the public safety software market.


Certain statements made in this press release constitute "forward-looking statements" within the meaning of the federal securities law, including those statements concerning the company's expectations with respect to future events. These statements involve risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks inherent in CompuDyne's business and with respect to future uncertainties are further described in its filings with the Securities and Exchange Commission, such as the company's Form 10-K, Form 10-Q, and Form 8-K reports.